UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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S.Y. Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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S.Y. Bancorp, Inc.

1040 East Main Street
Louisville, Kentucky 40206
502.582.2571

March 20, 2009

Dear Shareholder:

We cordially invite you to attend the 2009 Annual Meeting of Shareholders of S.Y. Bancorp, Inc., which will be held at 10:00 a.m., Eastern Time, on Wednesday, April 22, 2009, at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207. The Olmsted is located on the campus of the Masonic Widows and Orphans Home, and there is a map on the back cover for your reference.

The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which we will also review S.Y. Bancorp’s business and operations. Only shareholders and their proxies are entitled to vote at the Annual Meeting.

We hope you will attend the meeting.  Your vote is important.  Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card, so that your shares will be represented and voted at the Annual Meeting.

Sincerely yours,

/s/ David P. Heintzman

David P. Heintzman
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 22, 2009:  The notice and proxy statement and annual report are available at

http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100548&gkp=203200.

S.Y. Bancorp, Inc.

1040 East Main Street
Louisville, Kentucky 40206

NOTICE OF THE
2009 ANNUAL MEETING OF SHAREHOLDERS

March 20, 2009

To our Shareholders:

The Annual Meeting of Shareholders of S.Y. Bancorp, Inc., a Kentucky corporation, will be held on Wednesday, April 22, 2009 at 10:00 a.m., Eastern Time, at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207 for the following purposes:

(1)          To approve the action of the Board of Directors fixing the number of directors at thirteen;

(2)          To elect twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

(3)          To ratify the selection of KPMG LLP as the independent registered public accounting firm for S.Y. Bancorp, Inc. for the year ending December 31, 2009; and

(4)          To transact such other business as may properly come before the meeting.

The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on March 6, 2009.

We hope you will be represented at the meeting.  Please sign and return the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person.  Your vote is important.  The Board of Directors of Bancorp appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

By Order of the Board of Directors

/s/ David P. Heintzman

David P. Heintzman
Chairman and Chief Executive Officer

WE URGE SHAREHOLDERS TO MARK, SIGN AND RETURN
PROMPTLY THE ACCOMPANYING PROXY CARD

S.Y. Bancorp, Inc.

1040 East Main Street
Louisville, Kentucky 40206

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

General Information about the Annual Meeting

Why have I received these materials?

We are mailing the accompanying proxy to shareholders on or about March 20, 2009.  The proxy is solicited by the Board of Directors of S.Y. Bancorp, Inc. (referred to throughout this Proxy Statement as “S.Y. Bancorp”, “the Company” or “we” or “our”) in connection with our Annual Meeting of Shareholders that will take place on Wednesday, April 22, 2009.  We cordially invite you to attend the Annual Meeting and request you to vote on the proposals described in this Proxy Statement.

What am I voting on?

•                  Approving the action of the Board of Directors fixing the number of directors at thirteen;

•                  Electing twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected; and

•                  Ratification of the selection of KPMG LLP as the independent registered public accounting firm for S.Y. Bancorp, Inc. for the year ending December 31, 2009.

Where can I find more information about these voting matters?

•                  Information about nominees for election or reelection is contained in ITEM 1 and ITEM 2.

•                  Information about the ratification of the selection of KPMG LLP as the independent registered public accounting firm is contained in ITEM 3.

What is the relationship of S.Y. Bancorp and Stock Yards Bank & Trust Company?

S.Y. Bancorp is the holding company for Stock Yards Bank & Trust Company (referred to throughout this Proxy Statement as “the Bank”).  S.Y. Bancorp owns 100% of Stock Yards Bank & Trust Company.  Because S.Y. Bancorp has no operations of its own, its business and that of Stock Yards Bank & Trust Company are essentially the same.

Who is entitled to vote at the Annual Meeting?

Holders of record of common stock (“Common Stock”) of S.Y. Bancorp as of the close of business on March 6, 2009 will be entitled to vote at the Annual Meeting.  On March 6, 2009, there were 13,530,590 shares of Common Stock outstanding and entitled to one vote on all matters presented for vote at the Annual Meeting.

How do I vote my shares?

If you are a “record” shareholder of Common Stock (that is, if you hold Common Stock in your own name in S.Y. Bancorp’s stock records maintained by our transfer agent, Stock Yards Bank & Trust Company), you may complete and sign the accompanying proxy card and return it to S.Y. Bancorp or deliver it in person.  Shares will be voted as you instruct.  If you return your proxy card and do not mark your voting instructions on your signed card, David Heintzman and Kathy Thompson as proxies named on the proxy card, will vote FOR fixing the number of directors at thirteen (13), FOR the election of the twelve director nominees and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm.

“Street name” shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker, bank or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds your shares and to follow the voting instructions on such form.

If you are a participant in the Stock Yards Bank & Trust Company 401(k) and Employee Stock Ownership Plan, are still employed by the Bank and have a Bank email address, you will receive an electronic version of the proxy card for the shares that you own through that savings plan.  If you are a participant no longer employed by the Bank or for another reason do not have a Bank email address, you will receive a paper version of the proxy card via postal mail. In either case, that proxy card will serve as a voting instruction card for the trustee of the plan. If you own shares through the plan and do not vote, the plan trustees will vote the plan shares in the same proportion as shares for which instructions were received under the plan.

Can I change my vote after I return my proxy card?

Yes.  After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation to the Secretary of S.Y. Bancorp or a replacement proxy bearing a later date.  Or you may attend the annual meeting, revoke your proxy and vote in person.  In each event, the later submitted vote will be recorded and the earlier vote revoked.  Your attendance at the Annual Meeting will not revoke your proxy unless you provide written notice of revocation.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

The proposal to fix the number of directors at thirteen will pass if votes cast for it exceed votes cast against it.

Directors will be elected by a plurality of the total votes cast at the Annual Meeting for the election of directors.  Assuming twelve directors are to be elected, a plurality means that the twelve nominees receiving the highest number of “FOR” votes will be deemed elected.

The selection of the independent registered public accounting firm will be ratified if the votes cast for it exceed the votes cast against it.

Any other item to be voted upon at the Annual Meeting will pass if votes cast for it exceed votes cast against it.

Who counts the votes?

Judges appointed for the meeting will tabulate votes cast in person or by proxy at the Annual Meeting.  These judges are independent inspectors who certify the results of the voting and will also determine whether a quorum is present at the meeting.

How are abstentions and broker non-votes treated?

A shareholder entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors.  A shareholder may also abstain from voting on the proposals to fix the number of directors and ratify the independent registered public accounting firm.  The judges will treat votes withheld from the election of any nominee for director and abstentions from any other proposal as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast for or against any matter.  If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, the judges will treat these shares as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on the matter.

What information do I need to attend the Annual Meeting?

We do not use tickets for admission to the Annual Meeting.  If you are voting in person, we may ask for photo identification.

How does the Board recommend that I vote my shares?

The Board recommends a vote FOR fixing the number of directors at thirteen (13), FOR each of the nominees for Director set forth in this document and FOR the ratification of the selection of the independent registered public accounting firm.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of S.Y. Bancorp. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

S.Y. Bancorp will bear the cost of soliciting proxies in the form enclosed.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees.  We reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

Is there any information that I should know about future annual meetings?

Any shareholder who intends to present a proposal at the 2010 Annual Meeting of Shareholders (the “2010 Annual Meeting”) must deliver the proposal to the Corporate Secretary at 1040 East Main Street, Louisville, Kentucky 40206 not later than November 20, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.  In addition, S.Y. Bancorp’s Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to an Annual Meeting.  Such notice must be submitted to the secretary of S.Y. Bancorp no later than January 23, 2010.  The notice must contain information prescribed by the Bylaws, copies of which are available from the secretary.  These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in S.Y. Bancorp’s proxy statement.

ITEM 1.  FIXING THE NUMBER OF DIRECTORS

Directors’ Proposal to Fix the Number of Directors

The articles of incorporation and bylaws of S.Y. Bancorp provide that the Board of Directors be composed of nine to twenty members.  Each year the Board of Directors recommends the number for the coming year and presents a resolution to be adopted by the shareholders at the Annual Meeting.  The Board of Directors has recommended that the number of directors constituting the Board be fixed at thirteen for the ensuing year, subject to approval by shareholders at the Annual Meeting.  If the individuals nominated are elected, there will be twelve individuals serving on the Board following the 2009 Annual Meeting.  The Board of Directors may appoint individuals to fill vacancies or elect an additional director to serve until elected by shareholders at the next Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT THIRTEEN

ITEM 2.  ELECTION OF TWELVE DIRECTORS

The Board of Directors presently consists of twelve (12) members. Directors serve a one-year term and hold office until the annual meeting following the year of their election and until his or her successor is elected and qualified, subject to his or her prior death, resignation, retirement, removal or disqualification.

The twelve (12) directors nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election this year to hold office until the 2010 annual meeting and until their respective successors are elected and qualified are:

Name, Age and Year	Principal Occupation;
Individual Became Director (1)	Certain Directorships (2) (3)
David H. Brooks	Retired; Former Chairman and Chief Executive Officer,
Age 66	S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company
Director since 1985

James E. Carrico	Senior Vice President, Wells Fargo Insurance Services of
Age 67	Kentucky, Inc.
Director since 1978

Charles R. Edinger, III	President, J. Edinger & Son, Inc.
Age 59
Director since 1984

David P. Heintzman	Chairman and Chief Executive Officer,
Age 49	S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company
Director since 1992

Carl G. Herde	Vice President and Chief Financial Officer,
Age 48	Baptist Healthcare System, Inc.
Director since 2005

James A. Hillebrand	President,
Age 40	S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company
Director since 2008

Richard A. Lechleiter	Executive Vice President and Chief Financial Officer
Age 50	Kindred Healthcare, Inc.
Director since 2007

Bruce P. Madison	President and Chief Executive Officer, Plumbers Supply
Age 58	Company, Inc.
Director since 1989

Nicholas X. Simon	President and Chief Executive Officer,
Age 50	Publishers Printing Company LLC
Director since 2002

Name, Age and Year	Principal Occupation;
Individual Became Director (1)	Certain Directorships (2) (3)
Norman Tasman	President, Tasman Industries, Inc. and
Age 57	Tasman Hide Processing, Inc.
Director since 1995

Robert L. Taylor	Professor of Management and Dean Emeritus, College of
Age 69	Business, University of Louisville
Director since 2003

Kathy C. Thompson	Senior Executive Vice President, S.Y. Bancorp, Inc.
Age 47	and Stock Yards Bank & Trust Company
Director since 1994

(1)	Ages listed are as of December 31, 2008. Mr. Hillebrand was elected as a director of Bancorp and the Bank at the meetings of the respective Board of Directors held in August 2008.

(2)

Each nominee has been engaged in his or her chief occupation for five years or more with the exception of Messrs. Brooks, Heintzman and Hillebrand. In 2005 Mr. Brooks retired from the position of Chairman and CEO of Stock Yards Bank & Trust Company and S.Y. Bancorp, Inc. Also in 2005 Mr. Heintzman was appointed Chairman and CEO of Stock Yards Bank & Trust Company and S.Y. Bancorp, Inc. He formerly held the title of President. Mr. Hillebrand was appointed President of Stock Yards Bank & Trust Company and S.Y. Bancorp, Inc. in August 2008; he formerly held the title of Executive Vice President and manager of Private Banking.

(3)

No nominee holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such act or any company registered as an investment company under the Investment Company Act of 1940.

Our Board of Directors has determined that Messrs. Brooks, Carrico, Edinger, Herde, Lechleiter, Madison, Simon and Tasman and Dr. Taylor satisfy the independence requirements of the NASDAQ. As employees of the Bank, Messrs. Heintzman and Hillebrand and Ms. Thompson do not satisfy these requirements.

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2010 annual meeting of shareholders and until their respective successors have been elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, all of the aforementioned nominees are standing for reelection except for Mr. Hillebrand who is standing for election by shareholders for the first time.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES

ITEM 3.  RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company independent registered public accounting firm for the fiscal year ending December 31, 2009 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. KPMG LLP has been engaged to audit the consolidated financial statements of S.Y. Bancorp for the past nineteen years.  Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as the Company’s the independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, we are submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is the beneficial ownership of our Common Stock as of January 31, 2009 for each person or entity known by us to beneficially own more than five percent of the outstanding shares of our Common Stock; all our Directors and executive officers as a group; and Directors, executive officers and employees as a group.  “Executive Officer” means the chairman, president, any vice president in charge of a principal business unit, division or function, or other officer who performs a policy making function or any other person who performs similar policy making functions and is so designated by the Board of Directors.  For a description of the voting and investment power with respect to the shares beneficially owned by the directors and nominees for election as directors of S.Y. Bancorp, see the tables below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of S.Y. Bancorp Common Stock (1)
Stock Yards Bank & Trust Company Louisville, KY 40206	813,777	(2)	6.0%
Barclays Global Investors, NA San Francisco, CA 94105	743,588	(3)	5.5%
Directors and executive officers of Bancorp and the Bank as a group (16 persons)	1,563,332	(4)	11.2%
Directors, executive officers, and employees of S.Y. Bancorp and the Bank as a group (316 persons)	2,424,024	(4)(5)	16.9%

(1)

Shares of S.Y. Bancorp Common Stock subject to stock options and stock appreciation rights that are currently exercisable or may become exercisable within the following 60 days under S.Y. Bancorp’s Stock Incentive Plans are deemed outstanding for purposes of computing the percentage of S.Y. Bancorp Common Stock beneficially owned by the person and group holding such options and stock appreciation rights but are not deemed outstanding for purposes of computing the percentage of S.Y. Bancorp Common Stock beneficially owned by any other person or group.

(2)	Held by the Bank as agent, trustee, personal representative and in other fiduciary capacities.

(3)	Based upon a Schedule 13G filed with the SEC as of December 31, 2008.

(4)

Includes 524,058 shares subject to outstanding stock options and stock appreciation rights that are currently exercisable or may become exercisable within the following 60 days and 72,848 shares held in ESOP and 401(k) accounts.

(5)

The shares held by the group include 197,725 shares held by non-executive officers and employees of the Bank. In addition, 321,031 shares are subject to currently exercisable stock options held by non-executive officers of the Bank and 341,936 shares are held by non-executive officers and employees of the Bank in their ESOP and 401(k) accounts, with sole voting power and investment power. S.Y. Bancorp has not undertaken the expense and effort of compiling the number of shares other officers and employees of the Bank may hold other than directly in their own name.

The following table shows the beneficial ownership of S.Y. Bancorp, Inc.’s common stock as of January 31, 2008 by each nominee for election as directors and each named executive officer.

Name	Number of Shares Beneficially Owned (1) (2) (3) (4)	Percent of S.Y. Bancorp Common Stock
David H. Brooks (6)	128,832	1.0%
James E. Carrico	47,695	(5)
Nancy B. Davis (7)	116.237	(5)
Charles R. Edinger, III (8)	291,793	2.1%
David P. Heintzman (9)	298,200	2.2%
Carl G. Herde	8,547	(5)
James A. Hillebrand (10)	56,928	(5)
Richard A. Lechleiter	3,092	(5)
Bruce P. Madison (11)	40,633	(5)
Phillip S. Poindexter	22,097	(5)
Nicholas X. Simon (12)	50,051	(5)
Norman Tasman (13)	279,622	2.0%
Robert L. Taylor	10,593	(5)
Kathy C. Thompson	127,954	0.9%

(1)   Includes, where noted, shares in which members of the nominee’s or executive officer’s immediate family have a beneficial interest. The column does not, however, include the interest of certain of the listed nominees or executive officer in shares held by other non-dependent family members in their own right. In each case, the principal disclaims beneficial ownership of any such shares, and declares that the listing in this Proxy Statement should not be construed as an admission that the principal is the beneficial owner of any such securities.

(2)   Includes shares subject to outstanding stock options and stock appreciation rights (SARs) that are currently exercisable or may become exercisable within the following 60 days and unvested restricted share issued under S.Y. Bancorp’s Stock Incentive Plan(s) as follows:

Name	Number of Stock Options and SARs	Number of Unvested Restricted Stock Grants
Brooks	37,065	—
Carrico	840	—
Davis	57,949	524
Edinger	840	—
Heintzman	199,112	2,610
Herde	630	—
Hillebrand	24,797	1,177
Lechleiter	200	—
Madison	840	—
Poindexter	16,989	1,076
Simon	1,260	—
Tasman	840	—
Taylor	2,940	—
Thompson	81,941	790

(3)	Includes shares held in Directors’ Deferred Compensation Plan as follows:

Name	Number of Shares
Brooks	1,248
Edinger	7,139
Herde	3,317
Hillebrand	222
Lechleiter	1,392
Madison	27,896
Simon	4,896
Tasman	20,297
Taylor	5,553

(4)	Includes shares held in the Company’s 401(k)ESOP as follows:

Name	Number of Shares
Davis	10,633
Heintzman	20,114
Hillebrand	6,732
Poindexter	1,876
Thompson	12,273

(5)   Less than one percent of outstanding S.Y. Bancorp Common Stock.

(6)   Includes 52,867 shares owned by Mr. Brooks’ wife.

(7)   Includes 5,829 shares owned by Ms. Davis’ husband.

(8)   Includes 53,391 shares owned by Mr. Edinger’s wife and 162,265 shares owned by a family partnership for which Mr. Edinger shares voting control and derives approximately 9% economic benefit.

(9)   Includes 3,495 shares owned by Mr. Heintzman’s wife and 1,126 shares held by Mr. Heintzman as custodian for his daughter;

(10) Includes 16,245 held jointly by Mr. Hillebrand and his wife, 7,308 owned by Mr. Hillebrand’s wife and 391 share held as custodian for children.

(11) Includes 1,868 shares owned by Mr. Madison’s wife.

(12) Includes 37,805 shares held by Publishers Printing Company, LLC of which Mr. Simon is President and Chief Executive Officer.

(13) Includes 193,200 shares owned by Mr. Tasman’s mother for which Mr. Tasman shares voting control but from which he derives no economic benefit; 59,599 shares held jointly by Mr. Tasman and his wife; 4,685 shares held as custodian for their son.

CORPORATE GOVERNANCE AND RELATED MATTERS

The S.Y. Bancorp’s Board of Directors represents shareholders’ interests in perpetuating a successful business including optimizing shareholder returns. The Directors are responsible for determining that the Company is managed in such a way as to ensure this result. This is an active responsibility, and the Board monitors the effectiveness of policies and decisions including the execution of the Company’s business strategies. Strong corporate governance guidelines form the foundation for Board practices. As a part of this foundation, the Board believes that high ethical standards in all Company matters are essential to earning the confidence of investors, customers, employees and vendors. Accordingly, S.Y. Bancorp has established a framework that exercises appropriate measures of oversight at all levels of the Company and clearly communicates that the Board expects all actions be consistent with its fundamental principles of business ethics and other corporate governance guidelines.

The Company’s governance guidelines and other related matters are published on the Company website: www.syb.com under the Investor Relations tab.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

During 2008, the Board of Directors of S.Y. Bancorp held fourteen regularly scheduled and special meetings.  All directors of S.Y. Bancorp are also directors of the Bank.  During 2008 the Bank’s Board of Directors held fourteen regularly scheduled and special meetings.

All directors attended at least 75% of the number of meetings of the Board and committees of the Board on which they served.  All directors are encouraged to attend annual meetings of shareholders, and all attended the 2008 Annual Meeting with the exception of Messrs. Lechleiter and Simon who had business obligations precluding their attendance.

The Board of Directors has a lead director; the Chair of the Nominating and Corporate Governance Committee acts in this role. The lead director presides at executive sessions of the Board, has authority to call special meetings of the independent directors and committees of the Board, serves as liaison between the Chairman and independent board members and is available to discuss with any director concerns he or she may have regarding the Board, the Company or the management team. The lead director is responsible for providing advice and consultation to Chairman and Chief Executive Officer and informing him of decisions reached and suggestions made during executive sessions of the Board of Directors. The lead director reviews and approves matters such as agendas for Board meetings and executive sessions, information distributed to Board members, and meeting schedules — both as to when meetings occur and the sufficiency of time allocated to agenda items.

S.Y. Bancorp has an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee of the Board of Directors.  The Bank has a Loan Committee and a Trust Committee of the Board of Directors.

Audit Committee

The Board of Directors of S.Y. Bancorp, Inc. maintains an Audit Committee comprised of five directors who are not officers of S.Y. Bancorp.  The Audit Committee is comprised of Messrs. Carrico, Herde (Chairman), Lechleiter, Madison and Simon.  Each of these individuals meets the NASDAQ independence requirements for membership on an audit committee.  The Board of Directors has adopted a written charter for the Audit Committee, and this charter is available on S.Y. Bancorp’s website:  www.syb.com.

The Audit Committee oversees S.Y. Bancorp’s financial reporting process on behalf of the Board of Directors.  Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee, among other things, considers the appointment of the independent auditors for S.Y. Bancorp, reviews with the auditors the plan and scope of the audit and audit fees, monitors the adequacy of reporting and internal controls, meets regularly with internal and independent auditors, reviews the independence of the independent auditors, reviews S.Y. Bancorp’s financial results as reported in Securities and Exchange Commission filings, and approves all auditing and permitted non auditing services performed by its independent auditors.  The Committee reviews and evaluates identified related party transactions and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.  The Audit Committee meets with our management at least quarterly to consider the adequacy of our internal controls and the objectivity of our financial reporting. This Committee also meets with the independent auditors and with our own appropriate financial personnel and internal auditors regarding these matters. Both the independent auditors and the internal auditors regularly meet privately with this Committee and have unrestricted access to this Committee.  The Audit Committee held five meetings during 2008.

The Board of Directors has determined that Mr. Herde and Mr. Lechleiter are audit committee financial experts for S.Y. Bancorp and are independent as described in the paragraph above.  See “CORPORATE GOVERNANCE AND RELATED MATTERS — REPORT OF THE AUDIT COMMITTEE” for more information.

Nominating and Corporate Governance Committee

The Board of Directors of S.Y. Bancorp, Inc. maintains a Nominating and Corporate Governance Committee.  Members of this committee are Messrs. Edinger (Chairman), Madison, Simon and Tasman, all of whom are non-employee directors meeting the NASDAQ independence requirements for membership on a nominating and governance committee.  Responsibilities of the committee are set forth in a written charter satisfying the NASDAQ’s corporate governance standards, requirements of federal securities law, and incorporating other best practices.  The Board of Directors adopted the charter for the Nominating and Corporate Governance Committee, and this charter is available on S.Y. Bancorp’s website:  www.syb.com.

Among the Committee’s duties are identifying and evaluating candidates for election to the board of directors, including consideration of candidates suggested by shareholders.  To submit a candidate for consideration by the Committee, a shareholder must provide written communication to the Committee. Board membership criteria are set forth in the committee’s guidelines and include broad-based business skills and experience, commitment to high ethical standards, personal integrity, sound judgment and time available to devote to Board activities. The Committee also assists the Board in determining the composition of Board committees, assessing the Board’s effectiveness and developing and implementing the Company’s corporate governance guidelines.

This committee held three meetings during 2008.

Compensation Committee

The Board of Directors of S.Y. Bancorp, Inc. maintains a Compensation Committee. Members of this committee are Messrs. Carrico, Edinger and Tasman and Dr. Taylor (Chairman), all of whom are independent non-employee Directors.  The Board of Directors has adopted a written charter for the Compensation Committee, and this charter is available on S.Y. Bancorp’s website:  www.syb.com.  The responsibilities of this committee include oversight of executive compensation by establishing and administering compensation programs and making recommendations to our Board of Directors regarding the compensation of executive officers and  Directors.  The Compensation Committee held four meetings during 2008.  See “EXECUTIVE COMPENSATION AND OTHER INFORMATION - REPORT ON EXECUTIVE COMPENSATION” for more information.

Loan Committee

The members of the Bank’s Loan Committee are Messrs. Brooks, Carrico, Herde and Tasman.  This committee held twelve meetings in 2008.  The Loan Committee is primarily responsible for oversight of the Bank’s lending function including loan quality matters and approval of large credit facilities.

Trust Committee

The members of the Bank’s Trust Committee are Messrs Brooks, Edinger and Simon and Dr. Taylor.  This committee held six meetings in 2008.  The Trust Committee oversees the operations of the trust department of the Bank to ensure it operates in accordance with sound fiduciary principles and is in compliance with pertinent laws and regulations.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: S.Y. Bancorp Board of Directors, P.O. Box 32890, Louisville, KY 40232-2890.  All communications directed to the Board of Directors will be received and processed by the Nominating and Corporate Governance Committee without any editing or screening.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, our Directors and persons who own more than 10% of a registered class of S.Y. Bancorp’s common stock to file initial reports of ownership and changes in ownership with the SEC and the NASDAQ.  Such executive officers, Directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from the applicable executive officers and our Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the year ended December 31, 2008 with the exception of Mr. Madison who purchased 14,423 common shares of S.Y. Bancorp at various dates in December 2008. The reporting requirements of Section 16(a) were satisfied on January 29, 2009.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT ON EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction/Corporate Governance

The members of the Compensation Committee are Messrs. Carrico, Edinger and Tasman and Dr. Taylor, all of whom are independent non-employee Directors.  Dr. Taylor chairs the Committee. The Board of Directors has adopted a written charter for the Compensation Committee.  The functions of this committee include establishing the compensation amounts and programs for the executive officers.  The Compensation Committee held four meetings during 2008, and its actions included discussion of compensation philosophy, review and approval of peer group institutions, review of Compensation Discussion and Analysis requirements, review of the deferred compensation program for executive officers, review of board compensation and recommendations to the Board for their review and approval regarding executive salaries and administration of employee equity awards.

The Company periodically engages compensation consultants as a resource on pay practices, to advise the Committee on Company-specific practices as well as to validate the Committee’s conclusions and actions. These consultants do not provide specific design of the Company’s compensation plans. They are selected and engaged by the Committee and are independent of management. In 2007, the Committee contracted with Clark Consulting’s compensation group to study the Bank’s executive pay practices and, thereby, provide resources to the Committee. The Committee engaged the independent consultant to provide an assessment of the Bank’s overall executive compensation program. The consultant concluded the Committee’s current practices to be consistent with its objectives and with sound governance principles.  The Committee used the consultant’s findings as a foundation for its decisions  regarding executive compensation.   In 2008, the Committee elected not to engage a consultant but rather use data and methodology from the prior year’s assessment and update it with the most recently available compensation information to provide guidelines for 2008 compensation. The Committee reviewed compensation details for selected peer banks provided by SNL Financial publication entitled Executive Compensation Review. For its work regarding 2008 compensation, the Committee used the most current information available – that reported for 2006 in 2007 proxy materials. To estimate compensation for 2008, the Committee rolled forward the information based upon average pay increases detailed in the publication. The Committee has used this methodology consistently, and through back testing when new data is available, has satisfied itself that the methodology  produces reasonable results. In 2008, the Committee did contract with Mercer Consulting regarding trends and issues in executive compensation as part of the Committee’s ongoing training agenda.  This engagement also served as further corroboration that the Committee’s actions corresponded to current industry practices.

The CEO’s compensation is determined by the Committee.  Having considered each individual’s performance, the CEO recommends levels for all compensation for the other executive officers to the Committee. After discussion of each executive to ensure consistency with Company philosophy and external competitive dynamics the Committee either approves or adjusts the compensation.

Objectives of Compensation Programs

The pay-for-performance compensation philosophy of the Compensation Committee supports S.Y. Bancorp’s primary objective of creating value for its shareholders.  The Committee strives to ensure the compensation of S.Y. Bancorp’s executive officers is adequate to attract and retain talented individuals with proven abilities to lead S.Y. Bancorp and the Bank so growth and profitability are realized while maintaining stability and capital strength.  The Bank competes with many other financial institutions in the markets where it operates – metropolitan Louisville, Indianapolis and, most recently, Cincinnati — for the most outstanding individuals available. Competing financial institutions range in size from start up organizations to established community banks to significantly larger super-regional and money center banks.  All are vying for capable leaders, and accordingly, are willing to attractively compensate individuals to join and/or remain with their respective organization.

As a point of reference and comparison in its analysis of the CEO’s compensation, the Committee uses compensation information compiled for a group of peer banks. This peer group is comprised of publicly traded banks from $1.5 billion to $3 billion in total assets. The larger banks are included because the Committee considers the Bank’s Investment Management and Trust Department to provide an element of sophistication resulting in the overall Bank being more comparable to larger community banks.  The peer group is comprised of banks in metropolitan areas of at least 250,000 people so as to more closely reflect the operating conditions of Stock Yards Bank – both from the standpoint of competing for business and for talented people. Many of these locations were areas with significantly higher costs of living.  To more closely equate this information to our circumstances, each peer location was associated with an appropriate MSA (Metropolitan Statistical Area) and compensation was adjusted by a cost of living factor obtained from the U.S. Census Bureau.  The peer group is generally comprised of banks with common stock widely held and not family controlled.  Peers are included regardless of operating results, again to provide a more representative sample. The goal of the Committee is to have management’s base compensation to approximate between the 50th and 75th percentiles of this peer group. The Committee uses peer data most directly to determine the compensation of the CEO. Other executive officers’ compensation relates to the CEO’s compensation after evaluating duties, levels of responsibility, performance and competition. The Committee reviewed executive compensation and performance information for the following group of banks.

Bancorp Rhode Island, Inc.

Capital Bank Corp.

Cardinal Financial Services Corp.

Centennial Bank Holdings, Inc.

CoBiz Financial, Inc.

Community Bancorp

Enterprise Financial Services Corp.

Fidelity Southern Corporation

Great Southern Bancorp

Mercantile Bank Corporation

Old Second Bancorp, Inc.

Pinnacle Financial Partners, Inc.

Republic Bancorp, Inc.

Southern Community Financial Corp.

Southwest Bancorp, Inc.

State Bancorp, Inc.

Sterling Bancorp

Towne Bank

Univest Corporation of Pennsylvania

Vineyard National Bancorp

Virginia Commerce Bancorp, Inc.

The Committee believes the following compensation strategies for S.Y. Bancorp’s executive officers, including the Chief Executive Officer (the “CEO”), achieve its objectives.  The philosophy of the Compensation Committee reflects a pay-for-performance culture while being competitive with other employers with which it competes for executive talent.

The General Design of S.Y. Bancorp’s Compensation Programs

As the business of banking evolves and Stock Yards Bank & Trust Company continues to distinguish itself as an exceptional performer, it has become increasingly apparent that the Company’s success is highly dependent upon the continuity realized by retaining very capable key officers. It is these individuals who execute the strategic plans of the Company. They deliver the Bank’s hallmark high quality services and maintain the Bank’s century-old exceptional reputation. With the primary reason for customer dissatisfaction being disruption caused by banking officer turnover, management and the Compensation Committee have designed compensation programs to respond to the high priority of appropriately compensating officers critical to its customer service mission.

The Committee believes that a structure focusing on base salary, annual cash incentives, annual performance stock incentives, and long term equity incentives is appropriate to achieve its objectives of attracting, motivating and retaining key executives, and paying them based on the performance they produce for shareholders.  In addition to these elements of compensation, the Committee monitors and periodically modifies post-employment types of compensation (nonqualified or supplemental retirement and severance pay programs); each designed to retain valuable executive talent. The Company has no employment contracts with any of its officers.

Specific Elements of Compensation, and How Performance Impacts Each

The Company’s in-service compensation program consists of three key components:

•                  Base pay

•                  Annual cash and stock incentive compensation

•                  Long term incentives

The elements of post-employment compensation and benefits for executives (in addition to the retirement programs provided to employees generally) include:

•                  Nonqualified deferred compensation

•                  A nonqualified supplemental pension program for two executives

•                  Change-in-control severance agreements with three executives

Base Salary. Executive officers’ base pay is determined by evaluating the most recent comparative peer data relative to their roles and responsibilities designated in their positions.  Individual salary increases are reviewed annually and are based on the Bancorp’s comparative performance to the peer group and the executive’s individual performance during the preceding year.  The Committee has set a range between the 50th and 75th percentile for base salary relative to peers. In consideration of this range, the Committee increased the CEO’s salary $18,900 or 4% for 2008, which equates to slightly higher than the 75th percentile of peers when projecting 2006 actual pay forward to 2008.

Annual Cash Incentives.    The objective of annual cash incentive compensation is to deliver levels of compensation competitive to the peer group, conditioned on the attainment of annual financial objectives and operating results.  The Committee believes these to be primary drivers of stock price performance over time.  Therefore, the Committee established an incentive program based upon the achievement of certain earnings per share goals as well as line of business goals applicable to specific officers’ duties. For 2008 the determination as to whether cash incentives would be paid to the CEO and non-line of business EVPs was based upon the achievement of earnings per share (EPS) growth of at least 3%.   The formula has increasingly higher payout percentages for corresponding EPS increases, reinforcing the Committee’s pay-for-performance philosophy.  For 2008, the Company did not have an increase in EPS as compared to 2007, and accordingly, the CEO did not receive a cash bonus.

Ms. Davis, who does not have line of business responsibility, is eligible for an annual cash incentive at a percentage of her base salary determined based on one half the percentage applicable to the CEO.  Based on the CEO not receiving a bonus no formula bonus was given to the CFO. Ms. Davis was awarded a discretionary bonus of $12,000 for her role in the successful and timely completion of the Company’s trust preferred offering in December 2008.  The main component of Ms. Thompson’s annual cash incentive is based upon the net income before allocated expenses of the Investment Management and Trust Department which she has responsibility for leading. The Investment Management and Trust Department contributes approximately 40% of the Bank’s total non-interest income, distinguishing the Bank from many peers.  Growth in departmental net income therefore directly impacts the profitability of the Bank and makes a significant contribution to enhancement of shareholder value.  For that portion of her annual incentive to be earned, departmental net income must increase by at least 10%, and the amount of the incentive increases as net income growth. For 2008 the department’s net income decreased slightly so Ms. Thompson received no bonus.

When Mr. Hillebrand was promoted to President July 1, 2008, he remained under the incentive plan for his prior position as EVP and Manager of Private Banking. For Messrs. Hillebrand and Poindexter, incentives related to the line of business success are as follows. The Private Banking and Commercial Lending Departments are the source of significant loan and deposit growth. Net interest income comprises approximately 65% of the Bank’s total revenues. Growth directly impacts the profitability of the Company making a significant contribution to enhancement of shareholder value. Various attributes including loan and deposit growth, loan fees and service charges, customer satisfaction and retention are weighted. Net loan and deposit growth receive the top weightings, and the net growth measurement considers customer retention along with acquisition of new business.  The matrix used to compute this incentive is structured such that achievement of target performance in all categories results in a 20% of base pay bonus.  Once certain minimums have been met, achievement under the target results in a prorated bonus and performance exceeding targets results in a bonus proportionately higher than 20% of base pay. Goals are aggressive and considered relatively difficult to achieve. Mr. Poindexter was awarded a discretionary bonus of approximately 4% of his base pay due to his expanded responsibilities as manager of all lending post Mr. Hillebrand’s promotion on July 1, 2008.

Annual Performance Stock Incentives.       While EPS increases have historically been the sole driver as to the level of cash bonuses, in 2006 the Committee introduced two additional performance measures to be used in determining additional annual awards—return on average assets (ROAA) and return on average equity (ROAE). The Committee recognizes and rewards management for stellar performance and realizes these achievements set the Bank apart from competitors and add value to its shareholders. Therefore, each objective has a target set at the 90th percentile of the peer group three year average returns. The peer group used to determine the 2008 grants is detailed under the caption “Objectives of the Compensation Programs.” If the Company performs at or above the 90th percentile level, executive incentives will be awarded as follows:

ROAA – CEO receives 5% of base pay, and President and EVPs receive 2.5% of base pay

ROAE - CEO receives 5% of base pay, and President and EVPs receive 2.5% of base pay

Awards as determined above will be made annually in the form of restricted stock, rather than cash, with a three year vesting schedule. Awards for excellent ROAA and ROAE begin to shift dependency of incentives away from the single EPS growth objective by providing rewards for maintaining high performance for other key metrics. The three year vesting is designed to enhance retention. Awards made in 2008 are based upon 2007 performance. In 2007, the three year average ROAA and ROAE for the Company exceeded the 90th percentile target of the peers and therefore the awards were made to the executives. These awards are included in the Grant of Plan-Based Awards Table under the All Other Stock Awards.  In 2008, the three year average ROAA and ROAE for the Company exceeded the 90th percentile target of the peers and therefore the awards were made to the executives; however, these were not granted until February 2009.  Accordingly, these will be included in the 2010 proxy statement’s Grant of Plan-Based Awards Table.

Long Term Incentives.      The Committee believes the long term incentive of granting of stock awards to executives best serves the interests of shareholders by providing those persons having responsibility for the management and growth of S.Y. Bancorp and the Bank with an opportunity to increase their ownership of S.Y. Bancorp Common Stock and to have a stake in the future of the Company.  By increasing executive officer ownership, these individuals will have an added incentive to maximize shareholder value.  Additionally these equity awards further the Company’s competitive advantage against significantly larger institutions in attracting and retaining talented individuals critical to the Company’s success.  Equity awards also provide the Company an advantage over smaller community banks where equity compensation is not available. In consideration of the financial statement impact of expensing stock awards and the dilutive effect of such awards, the Company first changed from granting incentive stock options to non qualified stock options and then, beginning in 2008, executive officers were awarded a combination of stock appreciation rights (SARs) and  restricted stock grants; SARs give the executive the right to purchase S.Y. Bancorp Common Stock at the price of the Common Stock’s trading value as of the date of grant, exercisable for a specified future period.  The exercise period of the rights is ten years. Therefore, as the common market price increases, executives have an incentive to purchase that stock at the lower grant-date price.  The number of equity awards granted to each executive is based upon individual performance, contribution to the company’s overall performance, and comparative practices.   For awards granted in 2008, the allocation between SARs and stock was to approximate 2/3 of the awards’ value as SARs and 1/3 of the awards’ value as grants.  For the CEO the total value of the award, determined in the same fashion as the awards are valued for accounting purposes, amounted to 23% of his base pay.  The remaining executives’ equity award value ranged from 14% to 17% of base pay using the same methodology. Based on compensation date the Committee determined the grant levels to be reasonable.

Post-Employment Compensation and Benefits. To enhance the objective of retaining key executives, the Company previously established Senior Executive Severance Agreements (the “Severance Agreement”) for Mr. Heintzman, Ms. Davis and Ms. Thompson, concluding it to be in the best interests of S.Y. Bancorp, its Shareholders and the Bank to take reasonable steps to help assure these key executives of the Bank that they will be treated fairly in the event of a tender offer or takeover bid, or an actual Change in Control.  With these agreements in place, if

S.Y. Bancorp should receive takeover or acquisition proposals from third parties, S.Y. Bancorp will be able to call upon the key executives of the Bank for their advice and assessment of whether such proposals are in the best interests of shareholders, free of the influences of their personal employment situations.  These severance agreements have been in place since the mid-1990s and were updated in 2005, and were not entered into because of any belief by management that a Change in Control of S.Y. Bancorp was imminent.

The Bank has a nonqualified deferred compensation plan, which, until 2006, merely provided executives with the ability to defer a portion of their cash compensation and related taxes, and instead receive that compensation and an investment market rate of return on the deferred portion, after their employment with the Bank ends or, in the case of certain events, in service distributions. Amendments in 2006 provided executives with Bank contributions for the amount of match and ESOP contributions they do not receive under the Bank’s qualified retirement plan on annual cash incentives and base salary above an annual tax-qualified plan cap under the Internal Revenue Code.

In the 1990’s the Bank created a plan (called the Senior Officer Security Plan, or SOSP) to enhance the retirement security of key executives by granting them a fixed annual benefit per year after retirement. This fixed amount was originally designed to supplement broader-based retirement programs and bring the executives’ retirement income from combined sources of the tax-qualified employer retirement programs, social security and this plan to a level of approximately 70% of their pre-retirement income.  The Committee studied this program in 2006, concluded that the fixed amounts would no longer assure executives of that level of income during retirement (compensation having grown in the interim with no adjustment to the fixed benefit amounts), but also concluded that expansion of this type of program was not consistent with its compensation objectives.

The Committee also recognized that an increasingly higher percentage of total compensation for its key executives could be derived from performance-based annual incentives, but the Bank’s current broad-based employee retirement program did not recognize pay above base salary in computing annual contribution amounts.  Therefore, rather than allow its broad-based retirement program to become increasingly less meaningful to executives whose incentive-based compensation is a larger percentage of total compensation,  and rather than expanding the SOSP to include a other key executives, or increasing the fixed annual income it will provide to Mr. Heintzman and Ms. Thompson, the Committee decided to add a feature to its executive nonqualified deferred compensation plan to give certain key executives (including Messrs. Heintzman, Hillebrand and Poindexter and Mss. Thompson and Davis) a deferred compensation credit each year on annual incentive compensation, equal to that they would have received had the all-employee retirement plan included annual incentive compensation in its contribution formula.  The Committee also transitioned a prior supplemental retirement program for Ms. Davis that was based on the cash value increases in life insurance owned by the Bank, into the nonqualified deferred compensation program in 2006 by providing a one-time transition credit, after concluding that the prior program had a higher cost to the Bank than benefit to Ms. Davis.  After these changes, the Committee believes its post-employment programs for executives to will enable executives to accumulate adequate savings to supplement Social Security and tax-qualified plan benefits and enjoy an adequate percentage of pre-retirement pay as income during retirement.

Stock Ownership/Retention Guidelines

As noted above, equity compensation is awarded to have executives’ and shareholders’ interest merge in the long-term performance of the Company; therefore, management and the Committee expect executives to own stock. While retention or disposition of shares acquired upon option/SARs exercise is at the discretion of the option/SARs holder, to further the ownership objectives of the option/SARs grants there are Company minimum ownership guidelines based upon salary multiples. The CEO is expected to own stock, exclusive of value in unexercised options/SARs, at a multiple three times his base pay. For Executive Vice Presidents, that multiple is two times base pay.  These guidelines encourage the option/SARs holder not to sell shares acquired upon exercise of options/SARs, other than to pay related taxes; at least until the guideline level of ownership is attained. For the officers in the Summary Compensation Table, all have exceeded the applicable guideline level with the exception of Mr. Poindexter who, having joined the Bank in 2004, has not yet reached the guideline level but whose share ownership continues to increase

Conclusion

In summary, the Committee believes the total compensation program for S.Y. Bancorp’s executive officers is competitive with programs offered by similar institutions, and executive compensation is appropriate to further the goals and objectives of S.Y. Bancorp and the Bank.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors of S.Y. Bancorp, Inc.

Robert L. Taylor, Chairman	James E. Carrico
Charles R. Edinger, III	Norman Tasman

The report of the Compensation Committee shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed soliciting material or subject to Regulation 14A of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Executive Compensation Tables and Narrative Disclosure

The following table sets forth information concerning the compensation of our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three most highly compensated executive officers other than the CEO and CFO.  Throughout this section, we refer to executives named in this table individually, as the “Executive” and collectively as the “Executives”.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option/SARs	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($) (1)	($) (4)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6) (7)	($)

David P. Heintzman	2008	491,400	—	67,572	61,675	—	54,067	80,937	755,651
Chairman and CEO	2007	472,500	141,750	6,760	135,071	—	77,119	61,917	895,117
	2006	472,500	47,250	—	183,100	47,250	89,505	75,185	914,790

Nancy B. Davis	2008	203,900	—	14,964	14,619	12,000	—	23,620	269,103
CFO	2007	185,400	27,810	1,289	30,698	9,270	16,624	19,467	290,558
	2006	180,000	9,000	—	48,827	9,000	8,938	59,473	315,238

James A. Hillebrand	2008	253,333	75,295	6,994	21,743	—	—	31,779	389,144
President	2007	205,000	65,846	1,289	17,328	35,000	1,596	22,607	348,666
	2006	180,000	36,000	—	10,474	—	3,383	24,708	254,565

Kathy C. Thompson
Senior EVP and manager	2008	300,350	—	26,983	27,411	—	24,132	53,979	432,855
of Investment Management	2007	288,750	98,175	1,972	58,326	—	30,212	46,238	523,673
and Trust	2006	275,000	—	—	85,447	63,000	36,621	49,117	509,185

Phillip S. Poindexter	2008	213,917	36,162	6,504	21,272	8,788	—	23,150	309,793
EVP and Chief Lending	2007	195,000	39,839	1,289	17,328	—	878	21,182	275,516
Officer	2006	180,000	30,000	—	10,474	—	—	20,375	240,849

(1)	Officers deferred the following amounts of 2008, 2007 and 2006 salary, and for Messrs. Heintzman and Hillebrand, director fees:

	2008		2007		2006
	Qualified Plan	Nonqualified Plan	Qualified Plan	Nonqualified Plan	Qualified Plan	Nonqualified Plan

Heintzman	$15,500	$43,484	$13,500	$31,900	$13,200	$37,800
Davis	20,496	7,200	20,496	7,200	16,650	10,000
Hillebrand	15,500	6,000	15,500	—	15,000	—
Thompson	15,500	18,021	15,500	17,325	15,000	22,000
Poindexter	15,500	—	15,000	—	15,000	—

(2)

For 2008 Stock Awards represent restricted stock that was granted February 19, 2008 based on achievement of an ROAA and ROAE performance objective and which vests 33% annually beginning one year after grant. The value of the grant measured at the grant date value per share of $23.37 is recorded as stock compensation expense over the 36 month vesting term. Therefore, the expense recorded in 2008 for these grants was calculated as 10.3 months divided by 36 months multiplied by the total grant date value based on SFAS No. 123R. There were also Stock Awards granted on February 19, 2008 as part of the annual stock incentive program. The value of the grant measured at the grant date value per share of $23.37 is recorded as stock compensation expense over the five year vesting term with the exception of those granted to Mr. Heintzman and Mss. Davis and Thompson, which fully vest six months after the grant date. For 2007 Stock Awards represent restricted stock that was granted February 20, 2007 based on achievement of an ROAA performance objective and which vests 33% annually beginning one year after grant. The value of the grant measured at the grant date value per share of $26.83 is recorded as stock compensation expense over the 36 month vesting term. Therefore, the expense recorded in 2007 for these grants was 10.3/36ths of the total grant date value based on SFAS No. 123R. For information pertinent to SFAS No. 123R please refer to Note 15 to the 2008 consolidated statements in Bancorp’s annual report on Form 10-K.

(3)

Stock appreciation rights were granted February 19, 2008 with an exercise price equal to the closing price of the common stock on that date, or $23.37. The fair value of each SAR pursuant to SFAS No. 123R was $4.57.  Options were granted February 20, 2007 with an exercise price equal to the closing price of the common stock on that date, or $26.83. The fair value of each option pursuant to SFAS No. 123R was $6.14.  Options were granted January, 17, 2006 with an exercise price equal to the closing price of the common stock on that date, or $24.067. The fair value of each option pursuant to SFAS No. 123R was $5.81. For  assumptions used to estimate fair value of options/SARs please refer to Note 15 to the 2008 consolidated statements in Bancorp’s annual report on Form 10-K. These awards vest 20% annually beginning one year after grant with the exception of those granted to Mr. Heintzman and Mss. Davis and Thompson, which fully vest six months after the grant date.

	Granted in	Vesting in	Expensed in	Granted in	Vesting in	Expensed in	Granted in	Vesting in	Expensed in
	2008 (#)	2008 (#)	2008 ($)	2007 (#)	2007 (#)	2007 ($)	2006 (#)	2006 (#)	2006 ($)

Heintzman	13,500	13,500	61,675	22,000	22,000	135,071	31,500	31,500	183,100
Davis	3,200	3,200	14,619	5,000	5,000	30,698	8,400	8,400	48,827
Hillebrand	4,295	3,090	21,743	6,000	1,890	17,328	9,450	—	10,474
Thompson	6,000	6,000	27,411	9,500	9,500	58,326	14,700	14,700	85,447
Poindexter	3,700	3,090	21,272	6,000	1,890	17,328	9,450	—	10,474

(4)	All cash incentives and bonuses granted to the Executives for 2008, 2007 and 2006 were fully vested when granted. The amounts were determined in accordance with the process and using the performance criteria described in Compensation Discussion and Analysis.

(5)	Totals include the following:

	Heintzman	Davis	Hillebrand	Thompson	Poindexter
2008
Change in actuarial value of defined benefit	54,067	—	—	24,132	—
Nonqualified deferred compensation earnings	—	—	—	—	—
	54,067	—	—	24,132	—
2007
Change in actuarial value of defined benefit	49,893	—	—	22,156	—
Nonqualified deferred compensation earnings	27,226	16,624	1,596	8,056	878
	77,119	16,624	1,596	30,212	878
2006
Change in actuarial value of defined benefit	46,011	—	—	20,325	—
Nonqualified deferred compensation earnings	43,494	8,938	3,383	16,296	—
	89,505	8,938	3,383	36,621	—

Assumptions used in calculating the change in actuarial value of the defined benefit above are a discount rate of 5.75% for December 31, 2006, 2007 and 2008, a retirement age of 65, with Mr. Heintzman’s current age being 49, and Ms. Thompson’s being 47;  payments occurring for 15 years, and assuming no pre or post retirement mortality.

All earnings on the Executives’ nonqualified deferred compensation balance are included in the totals, because the earnings are not determined by either a market rate of interest, nor based on investment options that are identical to those available under the broad-based employee 401(k) plan.  Rather, earnings are based on the actual performance of investment funds that the Bank designated and the allocation of the nonqualified plan account balance by the executives as among those funds.  Returns for all Executives in 2008 were negative as follows: Heintzman, $116,542; Davis, $79,007; Hillebrand, $10,581; Thompson, $73,757; and Poindexter, $4,415.

(6)	All Other Compensation consists of the following:

	Heintzman	Davis	Hillebrand	Thompson	Poindexter
2008
Contribution to 401(k)	13,800	12,234	13,800	13,800	12,835
Contribution to ESOP	4,600	4,078	4,600	4,600	4,278
Board fees (1)	14,000	—	6,000	14,000	—
Contribution to nonqualified plan (2)	37,915	4,308	2,605	17,025	2,852
Other	10,622	3,000	4,774	4,554	3,185

	80,937	23,620	31,779	53,979	23,150
2007
Contribution to 401(k)	13,500	11,124	12,300	13,500	11,700
Contribution to ESOP	4,500	3,708	4,100	4,500	3,900
Board fees (1)	13,000	—	—	13,000	—
Contribution to nonqualified plan (2)	22,768	1,677	3,126	11,332	2,612
Other	8,149	2,958	3,081	3,906	2,970

	61,917	19,467	22,607	46,238	21,182
2006
Contribution to 401(k)	13,200	10,800	10,800	13,200	10,800
Contribution to ESOP	4,400	3,600	3,600	4,400	3,600
Board fees (1)	12,500	—	—	12,500	—
Contribution to nonqualified plan (2)(3)	38,316	41,578	3,926	14,032	3,568
Other	6,769	3,495	6,382	4,985	2,407

	75,185	59,473	24,708	49,117	20,375

(1) Messrs. Heintzman (in all years) and Hillebrand (in 2008) deferred receipt and taxation of Board fees.

(2) Includes an amount of 401(k) match and ESOP contribution not received under the Bank’s tax-qualified 401(k) and Employee Stock Ownership Plan because the eligible compensation taken into account under the 401(k) and Employee Stock Ownership Plan does not include either (i) any pay in excess of base salary, or (ii) any base salary above an annual tax-qualified plan cap under the Internal Revenue Code.

(3) Includes in 2006 for Ms. Davis a one-time $38,074 credit to her account (in excess of prior year accrued benefits) to replace a prior nonqualified defined contribution arrangement that the Bank and Ms. Davis agreed to end in 2006.

(7)	Perquisites totaled less than $10,000 for each Executive and are therefore not included in the table.

The following table sets forth information concerning plan-based awards made to the Executives during the last fiscal year.  No Executive was granted an equity or non-equity incentive plan awards in 2008 for potential payment in a future year.

Grants of Plan-Based Awards Table

					All other	All other		Grant
					stock	SARs	Exercise	date fair
		Estimated future payouts			awards:	awards:	or base	value of
		under equity			number of	number of	price of	stock and
		incentive plan awards			shares	securities	SARs	SARs
	Grant	Threshold	Target	Maximum	of stock	underlying	awards	awards
Name	date	($)	($)	($)	(1)	SARs	($/Sh)	($)
David P. Heintzman	February 19, 2008	—	—	—	3,995	13,500	23.37	155,058
Nancy B. Davis	February 19, 2008	—	—	—	858	3,200	23.37	34,675
James A. Hillebrand	February 19, 2008	—	—	—	1,065	4,295	23.37	44,517
Kathy C. Thompson	February 19, 2008	—	—	—	1,497	6,000	23.37	62,405
Phillip S. Poindexter	February 19, 2008	—	—	—	964	3,700	23.37	39,438

(1) Includes stock granted as described in Compensation Committee Report paragraph “Annual Stock Incentives” and paragraph “Long Term Incentives”.

The following table sets forth information concerning equity stock options/SAR held by the Executives as of the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year End Table

	Option/SARs Awards					Stock Awards
	Number of	Number of	Number of
	Securities	Securities	Securities			Number of
	Underlying	Underlying	Underlying	Option/		Shares or	Market Value of
	Unexercised	Unexercised	Unexercised	SARs	Option/	Units of Stock	Shares or Units of
	Options/SARs	Options/SARs	Unearned	Exercise	SARs	That Have	Stock That
	(#)	(#)	Options/SARs	Price	Expiration	Not Vested	Have Not Vested
Name	Exercisable	Unexercisable(1)	(#)	($)	Date	(#)	($)
David P. Heintzman
	4,620	—		11.3989	4/20/2009	—	—
	20,790	—		10.0000	1/7/2010	—	—
	27,300	—		9.8238	12/21/2010	—	—
	21,000	—		16.0000	12/27/2011	—	—
	16,590	—		18.6190	12/17/2012	—	—
	15,750	—		20.1714	12/16/2013	—	—
	25,095	—		22.8095	12/14/2014	—	—
	31,500	—		24.0667	1/17/2016	—	—
	22,000	—		26.8300	2/20/2017	587	16,143
	13,500	—		23.3700	2/19/2018	2,022	48,407
	198,145	—				2,609	64,550
Nancy B. Davis
	5,460	—		11.3989	4/20/2009	—	—
	5,460	—		10.0000	1/7/2010	—	—
	7,140	—		9.8238	12/21/2010	—	—
	6,825	—		16.0000	12/27/2011	—	—
	5,250	—		18.6190	12/17/2012	—	—
	4,725	—		20.1714	12/16/2013	—	—
	6,300	—		22.8095	12/14/2014	—	—
	8,400	—		24.0667	1/17/2016	—	—
	5,000	—		26.8300	2/20/2017	112	3,080
	3,200	—		23.3700	2/19/2018	397	10,918
	57,760	—				509	13,998

	Number of	Number of	Number of
	Securities	Securities	Securities			Number of
	Underlying	Underlying	Underlying	Option/		Shares or	Market Value of
	Unexercised	Unexercised	Unexercised	SARs	Option/	Units of Stock	Shares or Units of
	Options/SARs	Options/SARs	Unearned	Exercise	SARs	That Have	Stock That
	(#)	(#)	Options/SARs	Price	Expiration	Not Vested	Have Not Vested
Name	Exercisable	Unexercisable(1)	(#)	($)	Date	(#)	($)
James A. Hillebrand
	2,940	—		16.0000	12/27/2011	—	—
	3,150	—		18.6190	12/17/2012	—	—
	3,150	—		20.1714	12/16/2013	—	—
	6,300	—		22.8095	12/14/2014	—	—
	3,780	5,670		24.0667	1/17/2016	—	—
	1,200	4,800		26.8300	2/20/2017	112	3,080
		4,295		23.3700	2/19/2018	1,065	29,288
	20,520	14,765				1,177	32,368

Kathy C. Thompson
	7,350	—		10.0000	1/7/2010	—	—
	9,450	—		9.8238	12/21/2010	—	—
	8,400	—		16.0000	12/27/2011	—	—
	7,140	—		18.6190	12/17/2012	—	—
	9,765	—		20.1714	12/16/2013	—	—
	9,345	—		22.8095	12/14/2014	—	—
	14,700	—		24.0667	1/17/2016	—	—
	9,500	—		26.8300	2/20/2017	171	4,703
	6,000	—		23.3700	2/19/2018	618	16,995
	81,650	—				789	21,698
Phillip S. Poindexter
	7,875	—		22.8095	12/14/2014	—	—
	3,780	5,670		24.0667	1/17/2016	—	—
	1,200	4,800		26.8300	2/20/2017	112	3,080
	0	3,700		23.3700	2/19/2018	964	26,510
	12,855	14,170				1,076	29,590

(1)	The unvested options and stock appreciation rights held by Mr. Hillebrand and Mr. Poindexter vest 20% each year beginning one year after the grant date and each anniversary thereafter.

The following table sets forth the stock options exercised by or stock awards vested for the Executives during the last fiscal year:

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

David P. Heintzman	13,440	191,725	2,267	60,184
Nancy B. Davis	4,200	52,240	517	13,766
James A. Hillebrand	—	—	56	1,309
Kathy C. Thompson	6,720	99,665	965	25,754
Phillip S. Poindexter	—	—	56	1,309

The 2005 Restated Senior Officer Security Plan (the “SOSP”) promises benefits, beginning at age 65, of $136,500 per year for 15 years for Mr. Heintzman and $82,000 per year for 15 years for Ms. Thompson, as a means to help them attain reasonable levels of income replacement during retirement, after also considering expected Social Security benefits and the broad-based retirement plan applicable to Bank employees generally.  The total potential benefit vests gradually at 4% per year of service so that it is 100% vested if the Executive works for the Bank for a total of 25 years. As of the end of 2008, Mr. Heintzman was 91% vested, and Ms. Thompson was 64% vested in their respective benefits.  The retirement benefit also becomes fully vested in the event of the Executive’s disability or a change of control of the Bank or the Bancorp while the Executive is employed by the Bank.

If the Executive terminates employment before age 55, benefit payments can begin as early as age 55 (or such later age as the Executive has elected), but the annual payment amount is adjusted to the same present value as the benefit if paid at age 65.  If the Executive leaves the Bank after age 55, the benefits do not begin until age 65.

Death benefits are provided in lieu of these retirement payments if the participant dies while in the employ of the Bank before age 65 or after leaving the Bank due to disability.  The death benefits are provided by the Bank endorsing over to the Executive via a split dollar agreement a right to payment of a portion of the death benefits due under several insurance policies purchased by the Bank on the Executives.  As of the end of 2008, the SOSP provided for a $3,117,799 death benefit for Mr. Heintzman and a $1,762,802 death benefit for Ms. Thompson.

If an executive dies after employment termination (other than on account of disability) but before retirement payments begin, the Executive’s selected beneficiary is paid a death benefit equal to the retirement payments to which the Executive would have been entitled, at the same time and in the same amounts those payments would have even paid to the Executive. The following table illustrates these pension benefits:

Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David P. Heintzman	Senior Officers’ Security Plan	24	576,568	—
Nancy B. Davis	—	—	—	—
James A. Hillebrand	—	—	—	—
Kathy C. Thompson	Senior Officers’ Security Plan	17	219,386	—
Phillip S. Poindexter	—	—	—	—

The Executive Nonqualified Deferred Compensation Plan (the “NQ Plan”) allows the Executive to defer base salary by a dollar amount or any whole percentage of up to 10%. Beginning with incentive compensation paid (if any) with respect to 2008, participants are also allowed to defer receipt and income taxation on up to 50% of annual incentive compensation.  Beginning in 2006, Executives are credited with the amount of match and basic ESOP contribution that those officers do not receive under the Bank’s tax-qualified 401(k) and Employee Stock Ownership Plan applicable to employees generally, because the eligible compensation taken into account under the 401(k) and Employee Stock Ownership Plan does not include either (i) any pay in excess of base salary, or (ii) any base salary above an annual tax-qualified plan cap under the Internal Revenue Code (which cap is $230,000 in 2008 and is indexed each year).   This Bank credit to the Executive’s plan accounts is vested in accordance with the vesting schedule in the tax-qualified 401(k) and Employee Stock Ownership Plan, so all Executives except Mr. Poindexter are 100% vested in this amount upon its credit to the NQ Plan.

Once amounts are credited to the NQ Plan, they increase or decrease based on the actual investment performance of certain investments funds selected by the Company, from which the Executives can designate (and re-designate as often as they wish) how their account balances should be allocated.

The Executives have elected between a lump sum distribution or annual installments over no more than 10 years from the NQ Plan, but that election applies only if they leave the Bank’s employ due to death or after age 55.

If the Executive’s termination of employment occurs other than on account of death and prior to age 55, benefits are automatically paid in a lump sum.

The Executive also may elect (prior to the year in which credits are to be made) to have some or all of their own deferrals paid to them in a lump sum or installments over up to six years, while still employed by the Bank, provided they timely designate the amount and time for that payment, and subject to Internal Revenue Code restrictions on later accelerating the payment or delaying it.  Executives may also apply to receive a distribution in the event of an unforeseeable emergency.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
David P. Heintzman (1)	37,989	37,915	—	—	213,888
	14,000	—	—	—	136,456
Nancy B. Davis	16,470	4,308	—	—	117,543
James A. Hillebrand (1)	—	2,605	—	—	13,656
	6,000		78		6,078
Kathy C. Thompson	23,911	17,025	—	—	114,971
Phillip S. Poindexter	2,390	3,523	—	—	5,234

(1)	For Messrs. Heintzman and Hillebrand includes first an employee account then a director fee deferral account.

(2)

Includes an amount for each officer equal to the 401(k) match and ESOP contribution not received under the Bank’s tax-qualified 401(k) and Employee Stock Ownership Plan because of plan limits, as described above.

(3)	Plan earnings in 2008 were negative with the exception of directors’ plans in which the only investment was company stock.

Other Potential Post-Employment Payments

Various benefit plans of the Bank have special terms that apply if a change in control occurs:

•	The SOSP, described above, provides that a change in control of the Bank during the Executive’s employment will trigger the Executive becoming fully vested in the SOSP benefit.
•	The NQ Plan discussed above provides that at a change in control while the Executive is still employed, any Bank credits to this plan that are then unvested will be 100% vested.
•	The Executives’ ability to exercise stock awards is fully accelerated upon a change in control and any unvested restricted stock becomes 100% vested at change in control.
•	Three of the Executives have Severance Agreements that generally only apply in the event of a change in control.

The Bank has entered into 2005 Restated Senior Executive Severance Agreements (“Severance Agreements”) with Mr. Heintzman, Ms. Davis and Ms. Thompson. Each Severance Agreement provides that, in the event (A) the Executive is forced to resign during negotiations or following a change in control of Bank or Bancorp or (B) the Executive voluntarily terminates employment within 24 months following a change in control, the Bank will pay the Executive a severance payment equal to 299 percent of the Executive’s average gross taxable income for the previous five years (“Full Payment”). Should voluntary termination occur between 24 and 36 months following the change in control, the Executive will receive 2/3 of the Full Payment. Payments under the Severance Agreements are paid in a lump sum six months following termination of employment.

No payments are made under the Severance Agreements if (i) the Executive fails to comply with the Bank’s confidentiality policies, (ii) termination occurs because the Bank has determined there is “cause” as defined in the Severance Agreement, (iii) the Executive terminates due to death or disability, or (iv) the Executive announced before the event an intention to voluntarily cease working with no intention to seek other employment at a date that happens to correspond to a change in control.  The Severance Agreement also requires that the Executive not compete, directly or indirectly, by soliciting customers or business of the Bank in Kentucky or a 50 mile radius of Louisville, Kentucky, or by soliciting for employment any employee of the Bank, for a period of 18 months following the receipt of any severance payment.

The Severance Agreements provide that the Bank will indemnify the Executive for legal fees and expenses incurred in contesting any termination or enforcing the Severance Agreement. In addition, the Severance Agreement requires that the Bank pay any excise taxes payable due the compensation paid under this and other agreements, and “gross up” that payment to cover the income taxes on the excise tax payment.  Excise taxes would be due if the total of the payments under the Severance Agreement, plus other payments that are triggered by or enhanced due to a change in control, amount to more than 300 percent of the Executive’s gross taxable income for the previous five years; if this occurs, then all amounts paid in excess of 100% of that five-year average taxable income is an “excess parachute payment” under Code Section 280G.

Because awards under the Company’s Stock Incentive Plan become fully exercisable or vest upon a change in control, and the SOSP benefits promised Mr. Heintzman and Ms. Thompson also accelerate in that event, it is likely that the Bank would have to reimburse for some excise taxes under these agreements.

The following table estimates the amount that would have been payable under the Severance Agreements if their terms had been triggered as of December 31, 2008 and other amounts that vest or accelerate if there is a change in control.

				Difference between	Value realized if
				lump sum value of	unvested
				SOSP if fully vested,	options and	Additional value
			Excise tax payment	as compared with its	stock awards	to Executive
	Senior Executive		and tax gross-up if	value at actual	were	from accelerated
	Severance Agreement		full payment is due	percentage now	exercised/vested	vesting of NQ
Officer	Full Payment	2/3 Payment	(1)	vested (2)	(3)	plan
Heintzman	$1,913,923	$1,275,949	$662,612	$51,409	$71,748	$—
Davis	551,636	367,758	—	—	13,998	—
Hillebrand	—	—	—	—	72,789	—
Thompson	1,149,892	766,595	454,250	125,383	21,698	—
Poindexter	—	—	—	—	67,554	1,525

(1)

This assumes the excise tax rate is 20%, the executive’s combined state and federal income tax rate is 40% and that the value of the accelerated vesting of the SOSP benefits and restricted stock under Internal Revenue Code Section 280G principles is $15,247 in the case of Mr. Heintzman, $17,804 in the case of Ms. Thompson, and $1,772 in the case of Ms. Davis, which value makes the total consideration connected to the change in control for Mr. Heintzman and Ms. Thompson exceed the parachute limits of that Code Section. If the value of the consideration received under that code section exceeds 3 times the Executive’s prior 5 year’s average income-taxable compensation, then all values above 1 times that average historical compensation are subject to the excise tax.

(2)

This amount is the lump sum present value of 100% of the SOSP benefit, less the present value of the percentage of the benefit already vested, using an interest rate of 5.28% (120% of the IRS-published applicable federal rate as dictated by the SOSP’s terms) and the actual attained ages of the Executives as of the fiscal year end.

(3)

This is the difference between the exercise price and the December 31, 2008 market price of the awarded but as-yet-unvested stock options/SARs and the total value as of December 31, 2008 of as-yet-unvested restricted stock held by each executive.

Director Compensation

The following table set forth information concerning the compensation of our Directors for the last fiscal year:

Director Compensation Table

					Change in Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned	Stock	Option	Incentive Plan	Deferred Compensation	All Other
	or Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($) (1)	($)	($)	($)	($) (2) (4)	($) (3)	($)
Mr. Brooks	29,000	—	—	—	—	94,281	126,281
Mr. Carrico	31,000	—	—	—	—	—	31,000
Mr. Edinger	29,000	—	—	—	—	—	29,000
Mr. Herde	34,000	—	—	—	—	—	34,000
Mr. Lechleiter	19,800	—	—	—	4,383	—	24,183
Mr. Madison	24,500	—	—	—	115,070	—	139,570
Mr. Simon	24,400	—	—	—	19,338	—	43,738
Mr. Tasman	29,500	—	—	—	82,866	—	112,366
Dr. Taylor	27,500	—	—	—	21,116	—	48,616

(1)	Of this total, the directors deferred receipt and taxation of the following amounts of 2008 fees:

Mr. Brooks	—
Mr. Carrico	—
Mr. Edinger	29,000
Mr. Herde	17,000
Mr. Lechleiter	19,800
Mr. Madison	24,500
Mr. Simon	14,400
Mr. Tasman	29,500
Dr. Taylor	27,500

(2)	Each director has the option of deferring some or all of his/her fees. Investment options include Bancorp stock and various mutual funds.

(3)

Mr. Brooks, a former executive of the Bank, participated in both the Director and the Executive NQ Plan. During 2008 he received distributions of $10,281 from his account in the Executive NQ Plan. Mr. Brooks, is also participant in the SOSP (described in more detail above), and under that plan has an annual defined benefit of $84,000. He received his first annual payment under this plan in 2006, and payment of that same amount will continue for a total of 15 years. This amount is reflected under “All Other Compensation” above. The actuarially-determined present value of his benefit obligation declined in 2008 because he is receiving annual benefits, so no amount is included for the change in this pension value above.

(4)	For directors whose investments declined in value in 2008, no amount is included as nonqualified deferred compensation earnings.

(5)	Messrs. Heintzman and Hillebrand and Ms. Thompson serve as directors for the Company. All of their compensation as directors is included in the Summary Compensation Table.

The Compensation Committee reviewed Board compensation in 2008. Their review of executive compensation benchmark institutions provided information that included the form and substance of how directors are compensated. While there are differences in the form (cash, stock grants, option/SARs grants, for example) and substance (total compensation) among the peer institutions, the committee concluded that Board member fees and overall compensation were equitable.  For 2008, non-employee directors received an annual retainer of $6,000.  All Bancorp’s directors received $1,000 for each meeting of S.Y. Bancorp’s Board of Directors he or she attended, if the meeting was not held immediately before or after a meeting of the Board of Directors of the Bank.  S.Y. Bancorp’s directors are also directors of the Bank, and received $1,000 for each Bank board meeting attended.

Non-employee directors of S.Y. Bancorp and the Bank who are members of the various committees of the Board of Directors received $600 during 2008 per meeting of S.Y. Bancorp’s Audit Committee, $500 per meeting of S.Y. Bancorp’s Compensation Committee, $500 per meeting of S.Y. Bancorp’s Nominating and Corporate Governance Committee, $500 per meeting attended of the Bank’s Trust Committee, and $500 per meeting attended of the Bank’s Loan Committee. In addition, the Chairman of the Audit Committee received an annual retainer of $5,000, the Chairman of the Compensation Committee received an annual retainer of $2,500, and the Chairman of the Nominating and Governance Committee received an annual retainer of $2,500.

Directors may defer all or a portion of their fees pursuant to the Director Nonqualified Deferred Compensation Plan (the “Director NQ Plan”), and the amounts so deferred then increase or decrease in value based on how the director elects that the account be allocated as among various investment options selected by the Bank.  The investment options are currently the same options available under the Executive NQ Plan, except that directors may also direct that their fees be invested in Bancorp stock, which is then actually purchased and held in trust at the Bank.  Approximately 84 percent of the total amounts owed directors under this NQ Plan as of the last fiscal year end was invested in Bancorp stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter approved and adopted by the Board of Directors.  The Audit Committee reviews S.Y. Bancorp’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Committee discussed with management, the internal auditors and the independent auditors the quality and adequacy of S.Y. Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing.  The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification and evaluation of financial and related audit risks.  The Committee also discussed the results of the internal audit examinations.

In this context, the Audit Committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that S.Y. Bancorp’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the quarterly and year end consolidated financial statements contained in filings with the Securities and Exchange Commission with management and the independent auditors.  The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Audit Committees as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from S.Y. Bancorp and its management, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board.  The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to S.Y. Bancorp is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in S.Y. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

The Audit Committee of the Board of Directors of S.Y. Bancorp, Inc.

Carl G. Herde, Chairman	James E. Carrico
Richard A. Lechleiter	Bruce P. Madison
Nicholas X. Simon

The following table presents fees for professional audit services rendered by KPMG LLP for the audits of S.Y. Bancorp’s financial statements for 2008 and 2007 and fees billed for other services rendered by KPMG LLP:

	2008	2007
Audit fees, excluding audit related (1)	$256,500	$227,700
Audit-related fees (2)	124,500	—
All other fees	—	—
Total fees	$381,000	$227,700

(1)           Audit fees include fees for the consolidated audit and review of Form 10-K as well as fees for the reviews of quarterly financial information filed with the SEC on Form 10-Q and FDICIA reporting.

(2)           Audit-related fees relate to a comfort letter provided in conjunction with the filing of a registration statement in 2008.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except for both 2008 and 2007, they pre-approved the performance of unspecified audit-related services for which fees may total up to $20,000 annually.  For 2008, no fees have been incurred under this approval. For 2007 audit fees of $4,500 included at (1) were incurred under this approval.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of S.Y. Bancorp and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners.  These banking transactions are made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons.  In the opinion of management of S.Y. Bancorp and the Bank, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.  Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

At December 31, 2008, loans to directors and officers of S.Y. Bancorp and the Bank and their associates totaled $4,944,000 equaling 3.4% of the Bancorp’s consolidated stockholders’ equity.

Compensation Committee Interlocks and Insider Participation

During 2008 Messrs. Carrico, Edinger and Tasman and Dr. Taylor, all of whom are independent, non-employee directors, served on the Compensation Committee of the Board of Directors.  None of these gentlemen has ever served as an officer of Bancorp nor had any relationship with Bancorp requiring disclosure under the Securities and Exchange Commission’s rules regarding related persons transactions. The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.

Review of Related Person Transactions

Bancorp has written procedures for reviewing transactions between Bancorp and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impair the independence of a director or presents a conflict of interest on the part of a director or executive officer. Quarterly we require each of our directors and executive officers to complete a questionnaire listing any related person transactions. These are compiled by the internal audit department, and results are reported to the Audit Committee of the Board of Directors. Annually we require each director and executive officer to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Any related person transactions identified are discussed with the Audit Committee and evaluated to determine whether any likelihood exists that the transaction could impair the director’s independence or present a conflict of interest for that director. Any such conclusion would be considered by the Board of Directors. Should it be determined a director is no longer independent, he/she would be removed from the Audit, Compensation or Nominating and Corporate Governance Committee(s) as applicable. If the transaction were to present a conflict of interest, the Board would determine the appropriate response. Upon receiving notice of any transaction on the part of an executive officer that may present a conflict of interest, the internal auditor will discuss the transaction with the CEO or if the transaction involves the CEO, the Chair of the Audit Committee, to determine whether the transaction presents a conflict of interest. In a case involving a conflict of interest, the CEO, or Chair of the Audit Committee, along with the director of Human Resources will determine the appropriate response.

Other than banking transactions described above, there were no transactions in 2008 with related persons needing to be disclosed under the SEC’s disclosure requirements.

The Audit Committee established a procedure under which any related person transaction or series of transactions in excess of $25,000, other than banking transactions in the ordinary course of business and in compliance with federal banking regulations, will be reported to and preapproved by the audit committee.

ANNUAL REPORT ON FORM 10-K

A copy of S.Y. Bancorp, Inc.’s 2008 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, without exhibits, will be provided without charge following receipt of a written or oral request directed to:  Nancy B. Davis, Executive Vice President, Treasurer and Chief Financial Officer, S.Y. Bancorp, Inc., P.O. Box 32890, Louisville, Kentucky 40232, (502) 625-9176; or nancy.davis@syb.com.  A copy of the Form 10-K may also be obtained at the company’s website, www.syb.com or the SEC’s website, www.sec.gov.

OTHER MATTERS

The officers and directors of S.Y. Bancorp do not know of any matters to be presented for shareholder approval at the Annual Meeting other than those described in this Proxy Statement. If any other matters should come before the Annual Meeting, the Board of Directors intends that the persons named in the enclosed form of proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

/s/ David P. Heintzman

David P. Heintzman
Chairman and Chief Executive Officer
S.Y. Bancorp, Inc.

Louisville, Kentucky
March 20, 2009

S.Y. BANCORP, INC.

1040 EAST MAIN STREET

LOUISVILLE, KENTUCKY 40206

PROXY FOR HOLDERS OF COMMON STOCK

ANNUAL MEETING OF SHAREHOLDERS - APRIL 22, 2009

This proxy is solicited by the Board of Directors of S.Y. Bancorp, Inc.

                                              The undersigned hereby appoints David P. Heintzman and Kathy C. Thompson or either of them, attorneys with power of substitution and revocation to each, to vote any and all shares of Common Stock of S.Y. Bancorp, Inc. ("Bancorp") held of record by the undersigned, in the name and as the proxy of the undersigned, at the Annual Meeting of Shareholders of Bancorp (the "Annual Meeting") to be held at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207 on April 22, 2009 at 10:00 a.m., Eastern Time, or any adjournment thereof, hereby revoking any prior proxies to vote said stock, upon the following proposals more fully described in the Notice of and Proxy Statement for the meeting (receipt of which is hereby acknowledged):

(1)                                FOR   ☐                 AGAINST   ☐                 ABSTAIN  ☐  a proposal to approve the action of the Board of Directors fixing the number of directors at thirteen (13).

(2)                                ELECTION OF DIRECTORS –Nominees are:  David H. Brooks, James E. Carrico, Charles R. Edinger, III, David P. Heintzman, Carl G. Herde, James A. Hillebrand, Richard A. Lechleiter, Bruce P. Madison, Nicholas X. Simon, Norman Tasman, Robert L. Taylor, and Kathy C. Thompson.

Mark one box only.

                                                                                                 ☐                                 FOR ALL nominees listed above

                                                                                                                                                 ☐                                 FOR ALL nominees listed above EXCEPT the following:______________________

                                                _____________________________________________________________________________________________

                                                                                                                                                 ☐                                 WITHHOLD authority to vote for ALL nominees listed above

(3)                                FOR   ☐                 AGAINST   ☐                 ABSTAIN  ☐  the ratification of KPMG LLP as the independent registered public accounting firm for S.Y. Bancorp, Inc. for the year ending December 31, 2009.

(4)                                OTHER BUSINESS.  To consider and act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

                                              The Board of Directors recommends a vote FOR the proposal fixing the number of directors at thirteen (13), FOR ALL nominees for director listed above, and FOR the ratification of KPMG LLP.

                                              This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposal to fix the number of directors at thirteen (13), for all nominees for director and for the ratification of KPMG LLP.  If any other business is properly presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Date , 2009

(Signatures)

                                              Should the above signed be present and elect to vote at the Annual Meeting of Shareholders or at any adjournment thereof and after written notification to the Secretary of the Corporation at the Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

                                              Please sign exactly as your name appears on the reverse of this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, only one signature is required but each holder should sign, if possible.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 22, 2009:    The notice and proxy statement and annual report are available at

http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100548&gkp=203200.